UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/26/2009

APPLE INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-10030

CA	94-2404110
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1 Infinite Loop, Cupertino, CA 95014
(Address of principal executive offices, including zip code)

(408) 996-1010
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.    Changes in Registrant's Certifying Accountant

(a),(b) The Audit and Finance Committee of the Board of Directors (the "Audit Committee") of Apple Inc. (the "Company") has completed the process it undertook in accordance with its previously announced policy to review the appointment of the Company's independent registered public accounting firm every five years. Pursuant to this policy, the Audit Committee conducted a competitive process to select a firm to serve as the Company's independent registered public accounting firm for the remainder of fiscal 2009. The Audit Committee invited several firms to participate in this process, including KPMG LLP ("KPMG"), the Company's independent registered public accounting firm since fiscal 1997.

As a result of this process and following careful deliberation, on February 26, 2009, the Audit Committee engaged Ernst & Young LLP ("EY") as the Company's independent registered public accounting firm for the remainder of the fiscal year ending September 26, 2009, and dismissed KPMG from that role.

KPMG's audit reports on the Company's consolidated financial statements as of and for the fiscal years ended September 28, 2008 and September 29, 2007 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. KPMG's report on the Company's consolidated financial statements as of and for the years ended September 28, 2008 and September 29, 2007, respectively, did contain separate paragraphs stating: (1) "effective September 30, 2007, the Company adopted Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109"; and (2) "effective September 25, 2005, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123R, Share-Based Payment." The audit reports of KPMG on the effectiveness of internal control over financial reporting as of September 28, 2008 and September 29, 2007, respectively, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended September 28, 2008 and September 29, 2007, respectively, and in the subsequent interim period through February 26, 2009, there were (i) no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreement in their reports on the financial statements for such years, and (ii) no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided KPMG with a copy of the disclosures it is making in this Current Report on Form 8-K (the "Report") prior to the time the Report was filed with the Securities and Exchange Commission (the "SEC"). The Company requested that KPMG furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein. A copy of KPMG's letter dated February 27, 2009 is attached as Exhibit 16.1 hereto.

In deciding to engage EY, the Audit Committee reviewed auditor independence and existing commercial relationships with EY, and concluded that EY has no commercial relationship with the Company that would impair its independence. During the fiscal years ended September 28, 2008 and September 29, 2007, respectively, and in the subsequent interim period through February 26, 2009, neither the Company nor anyone acting on its behalf has consulted with EY on any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLE INC.

Date: February 27, 2009	By:	/s/ Peter Oppenheimer
Peter Oppenheimer
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-16.1	Letter of KPMG LLP dated November 27, 2009